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Exhibit 32.1

CERTIFICATION OF CEO AND CFO OF ALLIED SECURITY HOLDINGS LLC
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Allied Security Holdings LLC (the ‘‘Company’’) for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), William C. Whitmore, Jr., as Chief Executive Officer of the Company, and William A. Torzolini, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William C. Whitmore, Jr.
Name: William C. Whitmore, Jr.
Title: President, Chief Executive Officer and
Chairman of the Board of Managers
Date: August 14, 2006

/s/ William A. Torzolini
Name: William A. Torzolini
Title: Senior Vice President and Chief Financial Officer
Date: August 14, 2006